Exhibit 10.1

inTEST CORPORATION

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made effective as of the Grant Date specified below, by and between inTEST Corporation, a Delaware corporation (the “Company”), and the Participant specified below.

Participant:	[__]
Grant Date:	[__]
Number of Option Shares:	[__]
Exercise Price Per Option Share:	[__]
Expiration Date:	[10-Year Anniversary of the Grant Date]
Tax Type:	[Nonqualified Stock Option] [Incentive Stock Option]

The purpose of this Agreement is to establish a written agreement evidencing the Award of Stock Options (the “Award”) granted pursuant to the inTEST Corporation 2023 Stock Incentive Plan (the “Plan”). All of the terms and conditions of the Plan are fully incorporated herein by reference. Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan. The grant of the Award is made in consideration of the services to be rendered by the Participant to the Company.

1.            Grant of Options.

(a)         Grant. Subject to the Participant’s execution and delivery of this Agreement, the Company hereby grants to the Participant on the “Grant Date” set forth above, a Stock Option (the “Option”) to purchase up to the “Number of Option Shares” set forth above, at a price per Option Share equal to the “Exercise Price Per Option Share” set forth above, subject to the terms, conditions and restrictions of this Agreement and the Plan. Each Option represents the right to purchase one share of Common Stock on the terms and conditions set forth in this Agreement and the Plan.

(b)          Tax Type. If the Tax Type of Option designated above is “Incentive Stock Option,” then the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code; provided, however, to the extent that the Option does not qualify as an Incentive Stock Option, the Option shall be treated as a Nonqualified Stock Option. If the Tax Type of Option designated above is “Nonqualified Stock Option,” then the Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, regardless of whether it would so qualify.

2.            Vesting.

(a)          Continued Employment Requirement. Except as otherwise provided by Section 2(c), and subject to compliance with Section 2(b), the Option will vest and become “Vested Options” according to the following schedule:

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In the event that the Participant becomes entitled to a fractional Option Share, such fractional Option Share shall not vest unless and until the Participant becomes entitled to such number of fractional Option Shares as shall be equal in sum to a whole Option Share.

(b)          Conditions to Vesting. As a condition to the vesting of Options, all of the following conditions must be fully satisfied on the applicable vesting date:

(i)    the Participant must have been in the continuous employ of the Company or its Affiliates, or continuously engaged to provide services to the Company or its Affiliates, through and including the date of vesting, and no event shall have occurred which, with due notice or lapse of time, or both, would entitle the Company or its Affiliates to terminate the Participant’s employment or engagement with the Company or its Affiliates; and

(ii)    the Participant must not be in breach or default of any obligation to the Company or its Affiliates, whether or not contained in any agreement with the Company or its Affiliates, or imposed by law.

(c)          Effect of Death, Disability or Change in Control. The Option will immediately vest in full and become Vested Options in the event of: (i) the Participant’s death; (ii) the Participant’s Disability; or (iii) the occurrence of a Change in Control if (A) the acquiror involved in such Change in Control does not assume or substitute the Award, (B) the Participant’s employment is terminated by the Company without Cause within two years following the Change in Control, or (C) the Participant terminates their employment for Good Reason following the Change in Control; provided, however, that the Participant satisfies the requirements of Section 2(b). For purposes of this Agreement, “Cause” shall mean: (1) a breach by the Participant of their employment agreement with the Company, (2) a breach by the Participant of their duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (3) the commission by the Participant of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s standing and reputation, (4) the Participant’s continued failure to perform their duties to the Company or (5) unauthorized disclosure by the Participant of trade secrets or other confidential information belonging to the Company; and “Good Reason” shall mean a material reduction by the Company in the Participant’s pay or benefits, relocation of their position by the Company of greater than 50 miles, or any material demotion of the Participant’s position as determined by the Committee.

3.            Exercise.

(a)         Right to Exercise. Except as otherwise provided herein, prior to the termination of the Option (as provided in Section 4), the Option shall be exercisable for a number of shares of Common Stock not to exceed the number of Vested Options less the number of shares of Common Stock for which the Option was previously exercised. In no event shall the Option be exercisable for more shares of Common Stock than the Number of Option Shares, as adjusted pursuant to Section 11 of the Plan.

(b)          Effect of Death, Disability, Termination and Change in Control.

(i)    Death or Disability. In the event of the termination of the Participant’s employment due to the Participant’s death or Disability, the Option may be exercised by the Participant (or the Participant’s guardian or legal representative) to the extent unexercised and vested no later than one year following the date of the Participant’s employment, but no later than the Expiration Date.

(ii)    Other Termination. In the event of the termination of the Participant’s employment for reasons other than Cause or the Participant’s death or Disability, the Option may be exercised by the Participant to the extent unexercised and vested no later than three months following the date of the Participant’s termination, but no later than the Expiration Date.

(iii)    Change in Control. If the Participant’s employment is terminated by the Company without Cause within two years following the Change in Control, or the Participant terminates their employment for Good Reason following a Change in Control, the Option may be exercised by the Participant to the extent unexercised and vested no later than one year following the date of the Participant’s employment, but no later than the Expiration Date.

(c)          Method of Exercise. The Option, to the extent vested and exercisable, may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Common Stock in any single transaction. The Option shall be exercised by written notice given by the Participant to the Company on the form provided by the Company for such purpose specifying the number of shares of Common Stock that the Participant elects to purchase and the exercise price being paid for the number of shares of Common Stock that the Participant elects to purchase, accompanied by full payment of such exercise price.

(d)          Payment of Exercise Price. Payment of the exercise price for the number of shares of Common Stock for which the Option is being exercised may be made in such form as the Committee may determine in its discretion, including, but not limited to:

(i)    in cash (including a check payable to the order of the Company);

(ii)    if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(iii)    if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such shorter period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the exercise price being so paid;

(iv)    if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or

(v)    any combination of the foregoing.

(e)         Restrictions on Issuance of Shares of Common Stock. If at any time the Company determines that listing, registration or qualification of the shares of Common Stock covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(f)         Issuance of Shares of Common Stock. Upon determining that compliance with the Plan and this Agreement has occurred, including compliance with Sections 3(d), 3(e) and 10, the Company shall issue certificates for the shares of Common Stock purchased; if the Participant has elected to pay the exercise price (or tax withholding required pursuant to Section 10) using shares of Stock to be received from his or her exercise of the Option, the Company shall issue certificates for the shares of Common Stock purchased, less the number of shares of Common Stock used in payment of the exercise price (and minimum tax withholding, if applicable). Under no circumstances will fractional shares of Common Stock be issued; if the Participant elects to pay the exercise price using shares of Common Stock already owned by him or her, or shares of Common Stock to be received from his or her exercise of the Option and such payment involves a fraction of a share, the remaining fraction of such share of Common Stock shall be redeemed by the Company and the Company shall pay the Participant the Fair Market Value of such fractional share of Common Stock in lieu of issuing such fractional share.

4.         Termination of the Option. The Option shall terminate and may no longer be exercised after the earliest of (a) the termination of the Participant’s employment with the Company and its Affiliates for Cause; (b) the close of business on the last date for exercising the Option following termination of the Participant’s employment other than for Cause as described in Section 3(b), and (c) the close of business on the Expiration Date.

5.           Notice of Disposition of Common Shares. If the Tax Type of Option designated above is “Incentive Stock Option,” then the Participant shall promptly notify the Company of the disposition of any shares of Common Stock acquired upon exercise of the Option, including a disposition by sale, exchange, gift or transfer of legal title, if such disposition occurs within two years from the Grant Date or within one year from the date of exercise of the Option.

6.            Transferability. The Options and the Participant’s rights and interest in the Options may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Options or any right or interest in the Options, contrary to the provisions of the Plan or this Agreement, or upon the sale or levy or attachment or similar process upon the rights in the Options, the Options shall immediately terminate and become null and void.

7.          No Right to Employment. Neither the Award pursuant to this Agreement nor any provision of this Agreement shall be construed (a) to give the Participant any right to continued employment with the Company or any of its Affiliates or (b) as an amendment to their employment agreement, if any, with the Company or its Affiliates.

8.            Forfeiture. Except as provided by Section 2(c), the Options granted under this Agreement not previously vested hereunder shall be forfeited as of the date the Participant’s employment by, or engagement to provide services to, the Company and all of its Affiliates terminates.

9.           Voting, Dividend and Tender Offer Rights. Until the shares of Common Stock from the exercise of the Options have been issued to the Participant, the Participant shall have no rights of a stockholder of the Company with respect to the shares of Common Stock underlying the Options, and in particular shall not be entitled to vote the underlying shares of Common Stock or to receive any dividends paid or made with respect to the shares of Common Stock underlying the Options.

10.         Withholding of Applicable Taxes. It shall be a condition to the Company’s obligation to deliver Common Stock to the Participant pursuant to this Agreement that the Participant pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) the Company is obligated to collect with respect to the delivery of Common Stock under this Agreement, including any applicable federal, state, or local withholding or employment taxes. A Participant may satisfy any federal, state or local tax withholding obligation in such form as the Committee may determine in its discretion, including, but not limited to:

(a)          in cash (including a check payable to the order of the Company);

(b)          if permitted by the Committee, by instructing the Company to withhold a number of shares of Common Stock that would otherwise be issued having a Fair Market Value equal to the applicable portion of the tax withholding obligation being so paid;

(c)         if permitted by the Committee, by tendering (actually or by attestation) to the Company a number of previously acquired shares of Common Stock that have been held by the Participant for at least six months (or such shorter period, if any, determined by the Committee in consideration of applicable accounting standards) and that have a Fair Market Value equal to the applicable portion of the tax withholding obligation being so paid; or

(d)          any combination of the foregoing

11.          Section 409A. The Award is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance issued thereunder (collectively, “Section 409A”), under the stock rights exemption described in Section 1.409A-1(b)(5) of the US Treasury Regulations, and this Agreement shall be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from or complies with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

12.         Clawback. Notwithstanding any other provision of this Agreement to the contrary, any portion of the Award paid hereunder shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Policy for the Recovery of Erroneously Awarded Compensation, as well as any other recoupment or similar policy, if any, that the Company may adopt from time to time (collectively, the “Policies”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies that may apply to the Participant; and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and any Policy conflict, then the terms of the Policy shall prevail.

13.          Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Participant.

14.          Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware.

15.         Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

The undersigned hereby acknowledges this Award of Options on behalf of the Company.

inTEST CORPORATION By: Richard N. Grant, Jr. President and Chief Executive Officer Date:

Participant:

To indicate your acceptance and agreement to this Stock Option Award Agreement, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED TO:

(Participant’s signature)

Date:

[Signature Page to Stock Option Award Agreement]